EXHIBIT 10.1

AMENDMENT

This Amendment (hereinafter “Amendment”), effective as of January 1, 2007, is made between Analysts International Corporation, a Minnesota corporation located at 3601 West 76th Street, Minneapolis, Minnesota 55435-0898 (the “Company”) and ______________ (the “Executive”). The Company and the Executive agree as follows:

WHEREAS, on ___________, 20__, the Company and the Executive entered into an Agreement (the “Original Agreement”) which provides for certain payments and other benefits in the event the Executive’s employment is terminated in connection with a change of control transaction;

WHEREAS, the Company and the Executive mutually and voluntarily agree to this Amendment to the Original Agreement;

NOW, THEREFORE, in consideration of the foregoing and the covenants contained herein and in the Original Agreement, and for other good and valuable consideration the receipt and sufficiency of which is specifically acknowledged by the parties, the Company and the Executive agree as follows:

1. Effective January 1, 2007, Paragraph 10 of Exhibit A to the Agreement is hereby amended its entirety to read as follows:

“10. ‘Eligible Earnings’ means the Executive’s Base Pay.”

2. Effective January 1, 2007, Paragraph 19 of Exhibit A to the Agreement is hereby deleted in its entirety and shall be of no further force or effect.

3. Except as otherwise modified herein, all other terms and conditions of the Agreement shall remain in full force and effect.

The Company and the Executive have each voluntarily consented to, and executed, this Amendment as of the date first above written.

ANALYSTS INTERNATIONAL
CORPORATION

By: _____________________________________
Its: _____________________________________

___________________________________
Executive